EXHIBIT 99.1

Scott V. Fainor – Prepared Remarks
Annual Meeting of Shareholders
April 26, 2011

Thank you, Tom [Beaver, Chairman], and good morning to everyone!

I’m joined here on the stage by my Office of the President Members Mike Hughes, Sandy Bodnyk and Andy Ellsworth.  Other members of the Office of the President are Don Worthington, Dave Kennedy, Scott Gruber and Carl Kovacs. I’d ask the members of the Office of the President to please stand.

It’s a pleasure to be standing here again in my second year as president and CEO of National Penn Bancshares!

To borrow a phrase: “What a difference a year makes!”

Last April at this meeting I said that my fundamental task was to return National Penn to profitability.  I’m pleased to report that through teamwork, financial discipline, the willingness to make tough decisions and an ongoing focus on building customer relationships, National Penn achieved that goal.  In addition to being profitable, National Penn continues to be:

•	Clean, in terms of asset quality and risk management
•	Strong, as measured by our balance sheet, our capital position and liquidity, and
•	Efficient, in the way the company manages our expenses.

As reported in our 2010 annual report, despite ongoing challenges in the economy, National Penn experienced a dramatic turnaround, which enhanced shareholder value!  We reported net income available, our shareholders, of $13.3 million or $0.10 per diluted common share.  During 2010 we spent time de-risking the balance sheet through a number of deliberate and strategic actions.  Therefore, National Penn’s adjusted net income available to common shareholders was $39.2 million or $0.30 per diluted share, and this was directly due in 2010 to overall asset quality.1

At last year’s meeting, I stated we would focus our attention on the following five critical issues to improve our performance:

1 – We would review line of business profitability to maximize shareholder value.
2 – [We would focus on] regulatory compliance and a board approved plan to repay TARP.

1 Adjusted net income is a non-GAAP financial measure.  Please refer to the Statement Regarding Non-GAAP Financial Measures below for additional information on this measure.  A reconciliation of adjusted net income for the year ended December 31, 2010 to net income available to common shareholders, the most comparable GAAP measure, for the same period can be found in the Financial Highlights and financial data tables furnished as part of Exhibit 99.1 attached to National Penn’s Form 8-K filed with the SEC on January 27, 2011.

3 – We would focus on restoring and maintaining strong asset quality in our company.
4 – We would continue to develop a strong and sustainable risk management culture.
5 – We would restore and maintain the core earnings power of the franchise.

I’m happy to announce today that National Penn completed all of these critical issues for success with a deliberate and focused effort by our executive management and our board of directors.

Before I discuss our 2010 performance in more detail, I’d like to review some major accomplishments that have occurred so far in the first quarter of 2011 and that we announced during the quarter.

One of the most important issues for National Penn was the redemption of the government’s investment in our company under the TARP Capital Purchase Program. I'm happy to report that this has been accomplished! This achievement would not have been possible without the $150 million investment in National Penn by the global private equity firm Warburg Pincus, under the leadership of its Managing Director Michael Martin.  In March 2011 we fully redeemed all shares of National Penn Series B Preferred Stock issued in December of 2008 to the U.S. Treasury for $150 million.  Earlier this month, we also repurchased for $1 million the Warrant National Penn had issued to the U.S. Treasury, which would have given the Treasury the right to acquire additional shares of National Penn common stock.  So, our participation in TARP has ended!  The repayment of the TARP investment will eliminate a significant annual cost of $8 million and will give us greater flexibility to achieve our future strategic goals.

With TARP repaid and our other 2010 critical issues achieved, National Penn is now favorably positioned to pursue opportunities to grow the company in 2011.  We will remain focused on building shareholder value, while continuing to manage risk and expenses in an economy that continues to slowly recover.

A second major accomplishment in the first quarter 2011 was our announcement last week of a positive earnings result.  In addition to experiencing our best quarter since our return to profitability in 2010, adjusted net income increased to $17.1 million or $0.11 a share, the net interest margin expanded and asset quality improved for the fifth consecutive quarter.2  Contributing to the margin expansion was our continued success with initiatives that improved our deposit mix while continuing to support the financial objectives of our customers.

The success of the 2011 first quarter was built on the strong execution of our 2010 strategic plan. Here are some highlights of last year.

o	National Penn reported pre-tax quarter over quarter profit, which demonstrated our fundamental strength.

2 Adjusted net income is a non-GAAP financial measure.  Please refer to the Statement Regarding Non-GAAP Financial Measures below for additional information on this measure.  A reconciliation of adjusted net income for the quarter ended March 31, 2011 to net income available to common shareholders, the most comparable GAAP measure, for the same period can be found in the Financial Highlights and financial data tables furnished as part of Exhibit 99.1 attached to National Penn’s Form 8-K filed with the SEC on April 21, 2011.

o	Net interest margin increased to 3.45 percent from 3.18 percent in 2009 and this trend continued to increase to 3.58 percent in the first quarter 2011.

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Asset quality improved significantly, with non-performing loans to overall loans declining from 2.09 percent to 1.54 percent during the quarter.  All categories of asset quality have positively improved in each quarter and again in the first quarter of 2011.

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Improved credit quality allowed the company to reduce its loan loss provision in each quarter of 2010 and again in the 1st quarter of 2011, where it declined by 43 percent.  This is still while maintaining strong coverage of non-performing loans of 180 percent — the strongest of its peer group.

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National Penn’s deposit mix improved, which can be attributed to our ability to balance the growth of new low cost deposit accounts like our popular ValuePlus Checking, with the reduction of higher cost core certificates of deposit.  Our company remains in the top five deposit market share position in some of the demographically most attractive counties in Pennsylvania.

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We improved our capital ratios through the year.  Capital ratios were enhanced by the Warburg Pincus investment, increased profitability, and the sale of Christiana Bank & Trust for $34.5 million.  The sale of Christiana Bank & Trust Company allowed National Penn to improve capital, liquidity and cash positions at the holding company, while allowing us to strengthen our strategic focus as a company on core markets and other more critical strategic objectives within 2011 and beyond.

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As I stated in my discussion of TARP, to further strengthen capital ratios and better position National Penn for growth in this industry, we approached leading global private equity firm Warburg Pincus about investing in our company.  After performing an intensive examination of all aspects of our operations, Warburg Pincus validated our strong management and board governance, as well as our financial statement fundamentals. Then, in October 2010, National Penn announced that Warburg Pincus was investing $150 million for newly issued common stock in our company.  With that transaction completed in January 2011, Warburg Pincus now owns 16.4 percent of National Penn’s outstanding common shares, and Michael Martin has joined the boards of National Penn Bancshares and National Penn Bank.

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National Penn is actively committed to meeting the credit needs of qualified commercial and consumer borrowers as we pursue opportunities to grow this company.  In 2010 we originated more than $900 million in loans to new and existing customers.  Because of the continuing sluggish economy, however, loan growth will continue to be a challenge.  Nevertheless, this remains the area of focus for National Penn and we are successfully engaging in calling programs with our customers to increase our overall customer base and market share.

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With consumers and business owners continuing to be impacted by the economy and health care costs, National Penn’s Wealth Management and Insurance affiliates are using an integrated approach to provide investment management, trust, brokerage, 401(k) and healthcare advisory consulting services between National Penn and our clients.  These lines of business, which provide fee income and potential increased profitability, are critical to our clients and to the success of National Penn, and thus will be a continued focus in 2011.

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Cost containment is a key part of our culture, and we continued to control operating expenses, which improved our efficiency ratio, while deploying resources in crucial areas, such as risk management.3  We will continue to focus on expense management in 2011!

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National Penn continued to invest in technology platforms that will support our growing number of small business customers and our online banking clients, because we recognize how important these areas are to both risk management, excellence in customer service and towards growing our bottom line net income!

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Resources also were focused on establishing a new regional headquarters in Berwyn for our growing Southern Region.  Our Southern Region encompasses Philadelphia, Chester, Delaware and southern Montgomery counties.  This new facility allowed us to centralize five separate locations around the Delaware Valley into one regional center.  It greatly enhances synergies between groups, improved our presence in the marketplace, but most importantly reduced overall costs!

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Customers frequently tell us that we stand out in terms of our relationship building approach.  We are pleased to report that in 2010, those anecdotes were validated through a number of regional and national customer service surveys.  Customers rated National Penn “excellent” in service according to an independent survey by Kamran Afshar Associates, a consulting firm specializing in customer satisfaction and economic surveys to regional and national clients.  In a survey also around competitors, both customers and non-customers name National Penn as a market leader in overall customer satisfaction within the region in which we do business.

But most importantly, our focus on customer service was also confirmed by a retail banking study by J.D. Power and Associates, which ranked us number five out of 35 mid-Atlantic banks, large and small, in terms of customer satisfaction.

So, with a return to profitability, a strong balance sheet, and enhanced capital levels, we have made substantial progress toward our strategic goals and have enhanced shareholder and franchise value.

But I know how important the dividend is to our shareholders.  With increased profitability, strong capital levels and now the TARP re-paid in full, we will be formulating a strategy to increase the cash dividend to shareholders in the near future.

3  Efficiency ratio and operating expenses are non-GAAP financial measures.  Please refer to the Statement Regarding Non-GAAP Financial Measures below for additional information on these measures.

However we have more work ahead.  We will continue to face a number of challenges: the economic environment, changes in laws governing banking, increased regulatory and compliance costs, more competitive pressures, and continuing industry consolidation just to name a few.

With my executive and senior leadership team, I have developed a strategic plan for 2011 with full board of directors’ support that focuses on six critical areas for success:

1 – Growing the core earnings power of the franchise;
2 – Regulatory compliance, and repayment of TARP in full (which is now complete);
3 – Restoring and maintaining strong asset quality;
4 – Further developing a strong and balanced risk management culture;
5 – Building the company brand and reputation by demonstrating to customers and prospects what makes National Penn unique and differentiates us; and
6 – Pursuing accretive acquisitions and participating in consolidation in the industry.

We are focused on achieving these goals despite the challenges in our marketplace and in our industry.  Our sense of urgency and accountability, which was critical to our success in 2010, will continue in 2011.  We are making tremendous progress, as is evidenced by our profitable first quarter financial performance.

Now clean, strong and efficient, we have the strategy, the baking professionals, the strong franchise and the determination to play a central role in the regional economy and will look towards capitalizing on additional opportunities and enhance our market presence.

In conclusion, I’d like to express my appreciation to a number of people, who have helped us achieve so much.  First, Ralph Borneman and Bob Byers, who will retire from our board today.  Ralph and Bob – thank you for your years of service to National Penn and I personally wish you all of the best in your future endeavors!

I also want to thank our entire Board of Directors for your leadership; our employees for their determination and energy during a challenging year, our customers not only for their business but also for their loyalty, and you, our shareholders, for your continuing support of National Penn.

Thank you!

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Statement Regarding Non-GAAP Financial Measures

This Officer Presentation contains or refers to supplemental financial information determined by methods other than in accordance with Accounting Principles Generally Accepted in the United States of America (“GAAP”).  National Penn’s management uses these non-GAAP measures in its analysis of National Penn’s performance.  These measures should not be considered a substitute for GAAP basis measures nor should they be viewed as a substitute for operating results determined in accordance with GAAP.  Management believes the presentation of the following non-GAAP financial measures, which exclude the impact of the specified items, provides useful supplemental information that is essential to a proper understanding of the financial results of National Penn.

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Adjusted net income excludes the effects of certain gains and losses, adjusted for applicable taxes.  Adjusted net income provides a method to assess earnings performance by excluding items that management believes are not comparable among the periods presented.

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Efficiency ratio expresses operating expenses as a percentage of fully-taxable equivalent net interest income plus non-interest income.  Operating expenses exclude items from non-interest expense that management believes are not comparable among the periods presented.  Non-interest income is adjusted to also exclude items that management believes are not comparable among the periods presented.  Efficiency ratio is used as a method for management to assess its operating expense level and to compare to financial institutions of varying sizes.

Management believes the use of non-GAAP measures will help readers compare National Penn’s current results to those of prior periods.

Cautionary Statement Regarding Forward-Looking Information:

This Officer Presentation contains forward-looking information about National Penn Bancshares, Inc. that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,’’ “project,” ”could,” “plan,’’ “goal,” “potential,” “pro forma,” “seek,” “intend,’’ or “anticipate’’ or the negative thereof or comparable terminology, and include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of announced transactions, and statements about the future performance, operations, products and services of National Penn and its subsidiaries. National Penn cautions readers not to place undue reliance on these statements.

National Penn’s business and operations are subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: increased capital requirements and other requirements or actions mandated by National Penn’s regulators, National Penn’s inability to meet the requirements of the memorandum of understanding or the individual minimum capital ratio requirements issued by its primary regulator, National Penn’s ability to raise capital and maintain capital levels, variations in interest rates, deterioration in the credit quality of loans, the effect of credit risk exposure, declines in the value of National Penn’s assets and the effect of any resulting impairment charges, recent and ongoing changes to the state and federal regulatory schemes under which National Penn and other financial services companies operate (including the recently passed Dodd-Frank Act and regulations to be adopted to implement that Act), competition from other financial institutions, interruptions or breaches of National Penn’s security systems, and the development and maintenance of National Penn’s information technology. These risks and others are described in greater detail in National Penn’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as well as in National Penn’s Quarterly Reports on Form 10-Q and other documents filed by National Penn with the SEC after the date thereof. National Penn makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.